UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2011

ESSEX PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07    Submission of Matters to a Vote of Security Holders

      In a Form 8-K, filed by Essex Property Trust, Inc. ("Essex" or the "Company") on May 20, 2011, the Company disclosed that at its 2011 annual meeting of stockholders, with respect to the advisory vote on the frequency of future stockholder votes on executive compensation ("say-on-pay votes"), a majority of the stockholders, who cast votes at the meeting, voted in favor of having future say-on-pay votes be held on an annual basis.  Essex hereby amends its May 20, 2011 Form 8-K to report that in light of this stockholder vote and consistent with that vote, it has determined that it will include advisory say-on-pay votes, every year in its future annual proxy statements, until it next holds a non-binding stockholder advisory vote on the frequency with which the Company should hold future say-on-pay votes.

New regulation; Regulation Item 5.07(d):

(d) No later than one hundred fifty calendar days after the end of the annual or other meeting of shareholders at which shareholders voted on the frequency of shareholder votes on the compensation of executives as required by section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1), but in no event later than sixty calendar days prior to the deadline for submission of shareholder proposals under §240.14a-8, as disclosed in the registrant's most recent proxy statement for an annual or other meeting of shareholders relating to the election of directors at which shareholders voted on the frequency of shareholder votes on the compensation of executives as required by section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1(a)(2)), by amendment to the most recent Form 8-K filed pursuant to (b) of this Item, disclose the company's decision in light of such vote as to how frequently the company will include a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2011

Essex Property Trust, Inc.

By: /s/ Michael T. Dance

Michael T. Dance
Executive Vice President & Chief Financial Officer